UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 17, 2014

USA Mobility, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia		22151
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 17, 2014 (the “Effective Date”), USA Mobility, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Colin Balmforth, by which Mr. Balmforth shall be employed by USA Mobility Wireless, Inc., a wholly owned subsidiary of the Company (the “Subsidiary”), as the President of the Subsidiary. The Employment Agreement has a three year term, which commences on the Effective Date.
Under the Employment Agreement, Mr. Balmforth receives a stated annual base salary of $350,000 and is eligible to participate in all of the Company’s and Subsidiary’s benefit plans, including fringe benefits available to senior executives, as such plans or programs are in effect from time to time. The Board of Directors (the “Board”) or a committee thereof shall review Mr. Balmforth’s base salary annually and may increase, but not decrease, the amount of his base salary. In addition to base salary, Mr. Balmforth is eligible for an annual Short Term Incentive Plan (“STIP”) compensation target payment equal to 75 percent of base salary based on achievement of certain bonus targets set by the Board or a committee thereof; provided that Mr. Balmforth is employed by the Subsidiary, the Company or any Company Affiliate on December 31 of the applicable calendar year and he has not voluntarily terminated his employment prior to the date such annual STIP is payable. Mr. Balmforth is eligible to participate in an equity incentive plan at a level commensurate with his position as determined by the Board or the Compensation Committee.
The Employment Agreement contains covenants restricting Mr. Balmforth from directly or indirectly soliciting customers, suppliers or business contacts of the Company or its Affiliates, hiring employees or contractors of the Company or its Affiliates and competing against the Company or its Affiliates during Mr. Balmforth’s employment and for a period of two years after the termination of Mr. Balmforth’s employment for any reason.
Under the Employment Agreement, the Company may terminate such agreement with 10 days written notice at any time without “cause” (as defined in the Employment Agreement) or if Mr. Balmforth is “disabled” (as defined in the Employment Agreement); and at any time with cause upon immediate written notice from the Company. Mr. Balmforth may terminate such agreement at any time upon 10 days written notice to the Company. Furthermore, the Employment Agreement shall automatically terminate upon Mr. Balmforth’s death.
In the event that Mr. Balmforth’s employment is terminated without cause or is terminated by Mr. Balmforth for “good reason” (as defined in the Employment Agreement), then, pursuant to the Employment Agreement, Mr. Balmforth will be entitled to the following benefits:

(1)	Base salary through the termination date (as defined in the Employment Agreement);

(2)	All other unpaid amounts under any Company employee benefit, fringe benefit or incentive compensation programs, at the time such payments are due;

(3)
A single lump sum payment of an amount equal to the product of (i) the greater of (x) two years or (y) the number of years (and fraction thereof) remaining in the term of the Employment Agreement as of the notice of termination, times (ii) the full base salary then in effect;

(4)	A single lump sum payment of an amount equal to the annual STIP target for the calendar year in which the termination occurs;

(5)
A single lump sum payment of an amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual bonus for the year prior to the calendar year in which the termination occurs;

(6)
Reimbursement of the cost of continued group health plan benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) to the extent elected by Mr. Balmforth and to the extent Mr. Balmforth is eligible and subject to the terms of the plan and the law, plus an additional amount, such that the net amount retained by Mr. Balmforth, after deduction of any applicable taxes, shall be equal to the reimbursement amount;

(7)
Reimbursement for expenses reasonably incurred by Mr. Balmforth in securing outplacement services through a professional person or entity of his choice, subject to the approval by the Company, at a level commensurate with Mr. Balmforth’s position, for up to one year commencing on or before the one-year anniversary of the termination date at his election, not to exceed $35,000; and

(8)
Continued participation under any long term equity incentive plan with respect to any awards granted to Mr. Balmforth prior to his termination with the Company or any Company Affiliate which awards are subject to vesting upon satisfaction of incentive or performance goals or objectives established by the Board or Compensation Committee, and which if subsequently vested shall be distributed to Mr. Balmforth (subject to applicable withholding) at the time similarly vested awards are distributed to other executives of the Company.

In the event that Mr. Balmforth’s employment is terminated with cause, without good reason or due to his death, Mr. Balmforth, or his estate as applicable, will be entitled to base salary through the termination date and all other unpaid amounts due under any Company employee benefit, fringe benefit or incentive compensation programs, at the time such payments are due. In addition, in the event Mr. Balmforth’s employment is terminated due to his death, Mr. Balmforth’s estate will be entitled to his base salary through the third anniversary of the Effective Date and a pro-rata portion of his annual STIP target earned in the calendar year of his death based on the number of days employed by the Company in that year.
In the event of Mr. Balmforth’s disability in which he has exhausted all sick days to which he is entitled, while he is disabled and through his termination date, in lieu of base salary, Mr. Balmforth will be entitled to (i) a disability benefit equal to 50% of his base salary, (ii) all unpaid amounts due under any Company employee benefit, fringe benefit and incentive compensation programs, at the time such payments are due, (iii) base salary from the termination date through the third anniversary of the Effective Date and (iv) a pro-rata portion of his annual STIP target earned in the calendar year of his termination date based on the number of days employed by the Company in that year.
In addition, in the event Mr. Balmforth’s employment is terminated due to his death or disability, all time-based employment conditions under any long-term equity incentive plan awards will be waived and, with respect to long-term equity incentive plan awards which are subject to vesting upon satisfaction of performance goals or objectives, Mr. Balmforth’s participation in the long-term equity plan shall be continued such that if such performance goals or objectives are satisfied, such awards will be distributed (subject to applicable withholding) to Mr. Balmforth or his estate at the time similarly vested awards are distributed to other executives of the Company.
The foregoing description of Mr. Balmforth’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibit:

Exhibit
No.	Description
10.1	Employment Agreement, dated as of June 17, 2014, by and between USA Mobility, Inc. and Colin Balmforth.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.

June 18, 2014	By:	/s/ Shawn E. Endsley
Name: Shawn E. Endsley
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Employment Agreement, dated as of June 17, 2014, by and between USA Mobility, Inc. and Colin Balmforth.